UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  06/10/2010

Commission file number: 000-53632

MULTISYS LANGUAGE SOLUTIONS, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	29-2973652
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

8045 Dolce Volpe Ave.,  Las Vegas, NV 89178

(Address of principal executive offices)

702-499-3990

(Registrant’s telephone number)

_________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Note: This 8-K amendment is being filed to disclose updated payment and effective dates of the subject corporate action.

Items to be Included in this Report

Item 8.01.	Other Information

On June 10, 2010, our Board of Directors authorized a 3 for 1 forward stock split in the form of a dividend.  The record date for this stock dividend is June 24, 2010, and the payment and effective date is June 24, 2010.

Each of our shareholders holding one share of common stock will be entitled to receive an additional two shares of common stock of the Company.  The shares of common stock of the Company to be issued to the shareholders will be mailed on approximately June 24, 2010, without any action on the part of the shareholders of the Company.

The total number of shares of common stock issued and outstanding pre-forward stock split is 2,052,500.  The total number of shares of common stock issued and outstanding post-forward stock split will be 6,157,500.  The total number of warrants for common stock issued and outstanding pre-forward stock split is 100,000.  The total number of warrants for common stock issued and outstanding post-forward stock split will be 300,000.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Dated:  June 29, 2010

 MULTISYS LANGUAGE SOLUTIONS, INC.

By:

/s/  Janelle Edington

Janelle Edington

President & CEO